EXECUTION COPY

LIMITED LIABILITY COMPANY AGREEMENT

of

NORWAY HOLDINGS SPV, LLC

     THE UNDERSIGNED are executing this Limited Liability Company Agreement (“Agreement”) for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101, et seq.) (the “Act”), and do hereby certify and agree as follows:

     1. Name. The name of the Company shall be Norway Holdings SPV, LLC, or such other name as the Managing Members may from time to time hereinafter designate.

     2. Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

     “Hellman & Friedman Members” means Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P. and H&F Executive Fund IV, L.P.

     “H&F Securities” means the Notes and Warrants listed as H&F Securities on Schedule B hereof.

     “Integral” means Integral Capital Partners VI, L.P.

     “Managing Members” means the Hellman & Friedman Members and the Silver Lake Members other than Integral and VAB.

     “Members” means those persons or entities who from time to time are the Managing Members and the Non-Managing Members.

     “Non-Managing Members” means Integral, VAB and all persons or entities admitted as additional or substitute Non-Managing Members pursuant to this Agreement, so long as they remain Non-Managing Members.

     “Norway Acquisition” means Norway Acquisition SPV, LLC, a wholly-owned subsidiary of the Company.

     “Notes” means the 3.75% Convertible Notes due 2012 of The Nasdaq Stock Market, Inc.

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     “Series” has the meaning set forth in Section 7.

     “Series H Interests” means the interest of the Hellman & Friedman Members in the H&F Securities pursuant to the Company’s interest in Norway Acquisition.

     “Series S Interests” means the interest of the Silver Lake Members in the SLP Securities pursuant to the Company’s interest in Norway Acquisition.

     “Silver Lake Members” means Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Integral and VAB.

     “SLP Securities” means the Notes and Warrants listed on Schedule C hereof as SLP Securities.

     “SPA” means the Securities Purchase Agreement, dated as of April 22, 2005, between Norway Acquisition and The Nasdaq Stock Market, Inc.

     “VAB” means VAB Investors, LLC.

     3. Purpose. The purpose of the Company shall be directly or indirectly through subsidiaries or affiliates (i) to engage in any lawful business under the Act and applicable law that the Managing Members of the Company determine the Company shall engage in and (ii) to do all things necessary or incidental thereto.

     4. Offices.

          (a) The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, such place or places as the Managing Members may from time to time designate to the Non-Managing Members.

          (b) The registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     5. Members. The name and business or residence address of each Member of the Company are as set forth on Schedule A attached hereto.

     6. Term. The term of the Company commences on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 14 of this Agreement.

     7. Membership Interests.

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          (a) Membership interests in the Company shall be divided into separate series (“Series”). The Series H Interests represent the membership interests of the Hellman & Friedman Members. The Series S Interests represent the membership interests of the Silver Lake Members. Schedule A sets forth the percentage of the Series H Interests owned by each Hellman & Friedman Member and the percentage of the Series S Interests owned by each Silver Lake Member.

          (b) The Members agree that the rights and benefits associated with the Series H Interests will accrue only to the Hellman & Friedman Members and the rights and benefits associated with the Series S Interests will accrue only to the Silver Lake Members. The Members further agree that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series.

          (c) Each Non-Managing Member hereby represents and warrants to the Company that (i) it is a “qualified purchaser” as such term is defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (a “Qualified Purchaser”), (ii) such Member was not formed for the purpose of acquiring securities of the Company or otherwise investing therein, (iii) shareholders, partners or other holders of equity or beneficial interest in the Member are unable to decide individually whether to participate, or the extent of their participation, in such Member’s investment in the Company and (iv) the amount of such Member’s interest in the Company does not exceed 40% of its total assets. If any of the foregoing representations and warranties is not true with respect to a Non-Managing Member, then such Non-Managing Member hereby represents and warrants that each of the representations and warranties in clauses (i) – (iv) above is true and correct with respect to each shareholder, partner or other holder of equity or beneficial interest in such Non-Managing Member.

          (d) Each Non-Managing Member furthermore represents and warrants to the Company that (i) it is purchasing the securities of the Company for its own account and without a view toward resale or distribution thereof, (ii) that it will not resell or otherwise dispose of all or any part of the securities purchased by such Non-Managing Member, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the Securities Act of 1933, as amended (the “ Securities Act”), and (iii) it understands that the Company does not have any intentions of registering the securities of the Company under the Securities Act or supplying the information which may be necessary to sell the securities.

     8. Management of the Company.

          (a) The Managing Members shall have the exclusive right to manage the business of the Company, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company and, in general, all powers permitted to be exercised by a managing member under the Act. Except for the matters specifically reserved for the Hellman & Friedman Members or the Silver Lake Members herein, the unanimous vote of the Managing Members shall be required for any act of the Company. The Managing Members may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing

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Members may delegate to any such person or entity such authority to act on behalf of the Company as the Managing Members may from time to time deem appropriate.

          (b) No Non-Managing Member, in its status as such, shall have the right to take part in the management or control of the business of the Company or to act for or bind the Company or otherwise to transact any business on behalf of the Company.

          (c) Each of the Managing Members is hereby designated as an authorized person, within the meaning of the Act, to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as he may deem necessary or appropriate in furtherance of the ordinary course of business of the Company; provided that except as expressly provided otherwise in this Agreement no agreement, undertaking, document, instrument or certificate may be made, executed or delivered in the name of or on behalf of the Company or otherwise without (i) the signature of a Hellman & Friedman Member and (ii) the signature of a Silver Lake Member.

          (d) Each of the Managing Members, Alan K. Austin and Michael Bingle is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver, and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          (e) (i) Subject to the terms of the Collateral Agreement, dated as of April 22, 2005 (the “Collateral Agreement”) by and among the Company, Norway Acquisition and JPMorgan Chase Bank, N.A. (“JPMC”), any decision with regard to the voting, conversion, exercise, or disposition of the H&F Securities shall be made by the Hellman & Friedman Members in their sole and absolute discretion in their capacity as Members of the Company and the Silver Lake Members shall have no interest in or authority to vote, convert, exercise or dispose of the H&F Securities. Subject to the terms of the Collateral Agreement, any decision with regard to the voting, conversion, exercise, or disposition of the SLP Securities shall be made by the Silver Lake Members in their sole and absolute discretion in their capacity as Members of the Company and the Hellman & Friedman Members shall have no interest in or authority to vote, convert, exercise, or dispose of the SLP Securities. Any proceeds from the disposition of the H&F Securities shall accrue solely to the benefit of the Hellman & Friedman Members and any proceeds from the disposition of the SLP Securities shall accrue solely to the benefit of the Silver Lake Members. No Hellman & Friedman Member shall be deemed to have beneficial ownership of the SLP Securities or the Series S Interests and no Silver Lake Member shall be deemed to have beneficial ownership of the H&F Securities or the Series H Interests.

               (ii) The Hellman & Friedman Members shall have the exclusive right to determine what actions the Company shall take in respect of the Subscription Agreement, dated as of April 22, 2005, between the Company and the Silver Lake Members. The Silver Lake Members shall have the exclusive right to determine what actions the Company shall take in respect of the Subscription Agreement, dated as of April 22, 2005, between the Company and the Hellman & Friedman Members.

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               (iii) The Company, as the sole Managing Member of Norway Acquisition, will cause Norway Acquisition to take such actions as are necessary to give effect to the provisions of the foregoing clauses (i) and (ii).

     9. Capital Contributions. Members shall make capital contributions to the Company in such amounts and at such times as they shall mutually agree; provided that at any time, and from time to time, (a) without the consent of any Silver Lake Member, any Hellman & Friedman Member may make a capital contribution to the Company for any purpose with respect to the Series H Interests and (b) without the consent of any Hellman & Friedman Member, any Silver Lake Member may make a capital contribution to the Company for any purpose with respect to the Series S Interests. Each of the SLP Members and the H&F Members may make capital contributions to the Company in order to repay in part the loans under the Secured Term Loan Agreement, dated as of April 22, 2005, by and among the Company, Norway Acquisition, JPMC and the Lenders named therein. If either the SLP Members or the H&F Members make a capital contribution pursuant to the immediately preceding sentence, any H&F Securities or SLP Securities released from the collateral account under the Collateral Agreement as a result of the application of such capital contribution shall be distributed by the Company to the SLP Members or the H&F Members who made the capital contribution.

     10. Assignments of Membership Interest. No Hellman & Friedman Member may sell, assign, pledge or otherwise transfer or encumber (collectively, “transfer”) all or part of its interest in the Company, nor shall any Hellman & Friedman Member have the power to substitute a transferee in its place as a substitute Member, without, in either event, having obtained the prior written consent of the Hellman & Friedman Members, whose consent may be given or withheld in their sole discretion. No Silver Lake Member may transfer all or part of his interest in the Company, nor shall any Silver Lake Member have the power to substitute a transferee in its place as a substitute Member, without, in either event, having obtained the prior written consent of the Silver Lake Members, whose consent may be given or withheld in their sole discretion.

     11. Withdrawal. No Member shall have the right to withdraw from the Company except with the consent of the Managing Members, and upon such terms and conditions as may be specifically agreed upon between the Managing Members and the withdrawing Member; provided that no consent will be required for (a) the Hellman & Friedman Members to withdraw the Series H Interests or (b) the Silver Lake Members to withdraw the Series S Interests. The provisions hereof with respect to the distributions upon withdrawal are exclusive, and no Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Act or otherwise.

     12. Additional Members. The Managing Members shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the Managing Members; and in connection with any such admission, the Managing Members shall have the right to amend Schedule A hereof to reflect the name, address and capital contributions of the admitted Member.

     13. Allocations and Distributions. Distributions of cash or other assets of the Company with respect to the Series H Interests shall be made out of the H&F Securities or the proceeds thereof

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at such times and in such amounts as the Hellman & Friedman Members may determine. Distributions of cash or other assets of the Company with respect to the Series S Interests shall be made out of the SLP Securities or the proceeds thereof at such times and in such amounts as the Silver Lake Members may determine. Distributions shall be made to (and profits and losses shall be allocated among) (a) the Hellman & Friedman Members only with respect to the Series H Interests and the H&F Securities and (b) the Silver Lake Members only with respect to the Series S Interests and the SLP Securities, respectively and in each case pro rata in accordance with the amount of their contributions to the Company. Any proceeds from the sale or other disposition of any H&F Securities will be allocated solely to the Hellman & Friedman Members and any proceeds from the sale or other disposition of any SLP Securities will be allocated solely to the Silver Lake Members.

     14. Return of Capital. Subject to the other provisions of this Agreement, no Member has the right to receive, and the Managing Members have absolute discretion to make, any distributions to a Member, which include a return of all or any part of such Member’s capital contribution, provided that upon the dissolution of the Company, the assets of the Company shall be distributed as provided in Section 18-804 of the Act.

     15. Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

          (a) The thirtieth day following the day on which all H&F Securities and all SLP Securities have been redeemed, sold, transferred, or otherwise disposed of or transferred.

          (b) The determination of the Managing Members to dissolve the Company;

          (c) The death, retirement, resignation, expulsion, bankruptcy or dissolution of all of the Managing Members or the occurrence of any other event which terminates the continued membership of all of the Managing Members in the Company; provided, however, the Company shall not be dissolved if, within ninety (90) days after the occurrence of such event, all remaining Members agree in writing to continue the business of the Company and to make the appointment, effective as of the date of such event, of one (1) or more additional managing members of the Company; or

          (d) December 31, 2006.

     16. Amendments. This Agreement may be amended only upon the written consent of all Managing Members.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of April 14, 2005.

MANAGING MEMBERS

SILVER LAKE PARTNERS II TSA, L.P.

By:	SILVER LAKE TECHNOLOGY
ASSOCIATES II, L.L.C., its General Partner

	By:	/s/ Alan K. Austin

	Name:	Alan K. Austin
	Title:	Managing Director and
Chief Operating Officer

SILVER LAKE PARTNERS TSA, L.P.

By:	SILVER LAKE TECHNOLOGY
ASSOCIATES, L.L.C., its General Partner

	By:	/s/ Alan K. Austin

	Name:	Alan K. Austin
	Title:	Managing Director and
Chief Operating Officer

SILVER LAKE INVESTORS, L.P.

By:	SILVER LAKE TECHNOLOGY
ASSOCIATES, L.L.C., its General Partner

	By:	/s/ Alan K. Austin

	Name:	Alan K. Austin
	Title:	Managing Director and
Chief Operating Officer

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SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C.

By:	SILVER LAKE MANAGEMENT
COMPANY, L.L.C., its Manager

	By:	SILVER LAKE TECHNOLOGY
MANAGEMENT, L.L.C.,
its Managing Member

		By:	/s/ Alan K. Austin

		Name:	Alan K. Austin
		Title:	Managing Director and
Chief Operating Officer

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HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its
Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

By: /s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

H&F INTERNATIONAL PARTNERS IV-A, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its
Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

By: /s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

H&F INTERNATIONAL PARTNERS IV-B, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its
Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

By: /s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

H&F EXECUTIVE FUND IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its
Administrative Manager

		By:	H&F INVESTORS III, Inc., its Manager

By: /s/ Mitchell R. Cohen

Name: Mitchell R. Cohen
Title: Vice President

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NON-MANAGING MEMBER

INTEGRAL CAPITAL PARTNERS VI, L.P.

By:	Integral Capital Management VI, LLC,
its General Partner

	By:	/s/ Pamela K. Hagenah

	Name:	Pamela K. Hagenah
	Title:	Manager

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VAB INVESTORS, LLC

By:	/s/ Edward J. Nicoll

Name:	Edward J. Nicoll
Title:	Manager

SCHEDULE A

A. MEMBERS

Names and Addresses	Type and Percentage of Interests

Silver Lake Technology Investors II, L.L.C.	Series S Interests: 0.12%
2725 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Silver Lake Partners II TSA, L.P.	Series S Interests: 82.65%
2725 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Silver Lake Partners TSA, L.P.	Series S Interests: 14.32%
2725 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Silver Lake Investors, L.P.	Series S Interests: 0.40%
2725 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Integral Capital Partners VI, L.P.	Series S Interests: 1.47%
3000 Sand Hill Road
Building 3, Suite 240
Menlo Park, CA 94025

VAB Investors, LLC	Series S Interests: 1.03%
c/o Instinet Group
Harborside Financial Center
900 Plaza 10
Jersey City, NJ 07311

Hellman & Friedman Capital Partners IV, L.P.	Series H Interests: 80.61%
One Maritime Plaza, 12th Floor
San Francisco, CA 94111

H&F International Partners IV-A, L.P.	Series H Interests: 13.23%
One Maritime Plaza, 12th Floor
San Francisco, CA 94111

Names and Addresses	Type and Percentage of Interests
H&F International Partners IV-B, L.P.	Series H Interests: 4.37%
One Maritime Plaza, 12th Floor
San Francisco, CA 94111

H&F Executive Fund IV, L.P.	Series H Interests: 1.79%
One Maritime Plaza, 12th Floor
San Francisco, CA 94111

SCHEDULE B

H&F Securities

Series A Note A-1 representing $60,000,000 in aggregate principal amount
Series A Warrant A-1 representing the right to acquire 646,552 shares of Common Stock

SCHEDULE C

SLP Securities

Series A Note A-2 representing $145,000,000 in aggregate principal amount
Series A Warrant A-2 representing the right to acquire 1,562,500 shares of Common Stock